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                                                                       EXHIBIT 9

                                    AGREEMENT

                             ADAM WHOLESALERS, INC.

                                INDEX OF ARTICLES

                                    1996-1999
                                                                         PAGE

ARTICLE   I                  RECOGNITION                                1 & 2
ARTICLE   II                 REPRESENTATION                             2
ARTICLE   III                HOURS OF WORK                              2 - 4
ARTICLE   IV                 VACATIONS                                  4 & 5
ARTICLE   V                  SENIORITY                                  5 & 6
ARTICLE   VI                 GRIEVANCE PROCEDURE                        7 & 8
ARTICLE   VII                HEALTH AND WELFARE                         8
ARTICLE   VIII               JOB STEWARDS                               8
ARTICLE   IX                 PICKETING CLAUSE AND
                             NO STRIKE CLAUSE                           9
ARTICLE   X                  MISCELLANEOUS PROVISIONS                   9 - 11
ARTICLE   XI                 JOB LABOR STANDARDS AND JOB SECURITY       11
ARTICLE   XII                UNAUTHORIZED UNION ACTIVITY                11 & 12
ARTICLE   XIII               WAGES                                      12 & 13
ARTICLE   XIV                PENSION                                    13 & 14
ARTICLE   XV                 SAVINGS CLAUSE                             14
ARTICLE   XVI                D.R.I.V.E. DEDUCTIONS AND CHECKOFF         14
ARTICLE   XVII               FUNERAL LEAVE                              15
ARTICLE   XVIII              MANAGEMENT RIGHTS                          15
ARTICLE   XIX                TERMINATION                                15 - 17

                                    AGREEMENT

                             ADAM WHOLESALERS, INC.

                                    1996-1999

            THIS AGREEMENT, DATED THE 1ST DAY OF MAY, 1996, BY AND BETWEEN ADAM WHOLESALERS, INC., OR ITS SUCCESSORS, LOCATED IN ST. LOUIS, MISSOURI, HEREINAFTER CALLED THE "COMPANY", PARTY OF THE FIRST PART, AND THE CONSTRUCTION, BUILDING MATERIAL, ICE AND COAL, LAUNDRY AND DRY CLEANING, MEAT AND FOOD PRODUCTS DRIVERS, HELPERS, WAREHOUSEMEN, YARDMEN, SALESMEN AND ALLIED WORKERS, LOCAL UNION NO. 682, AFFILIATED WITH THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS, OR ITS SUCCESSORS, PARTY OF THE SECOND PART, HEREINAFTER REFERRED TO AS THE "UNION", FOR THE PURPOSE OF ESTABLISHING RATES OF PAY, WAGES, HOURS OF WORK, AND CONDITIONS OF EMPLOYMENT TO BE OBSERVED BETWEEN THE PARTIES HERETO.

ARTICLE I - RECOGNITION

            SECTION 1. THE COMPANY AGREES TO RECOGNIZE, AND DOES HEREBY RECOGNIZE, THE UNION, ITS AGENTS, REPRESENTATIVES OR SUCCESSORS, AS THE EXCLUSIVE BARGAINING AGENCY FOR ALL OF THE EMPLOYEES OF THE COMPANY AS HEREIN DEFINED.

            SECTION 2. THE TERM "EMPLOYEE" AS USED IN THIS AGREEMENT SHALL INCLUDE ALL TRUCK DRIVERS AND TRUCK LOADERS AND WAREHOUSE LABORERS.

            SECTION 3. THE EMPLOYER WILL NEITHER NEGOTIATE NOR MAKE COLLECTIVE BARGAINING AGREEMENTS FOR ANY OF ITS EMPLOYEES IN THE BARGAINING UNIT COVERED HEREBY UNLESS IT BE THROUGH DULY AUTHORIZED REPRESENTATIVES OF THE UNION.

            SECTION 4. THE COMPANY AGREES THAT IT WILL NOT SPONSOR OR PROMOTE, FINANCIALLY OR OTHERWISE, ANY GROUP OR LABOR ORGANIZATION FOR THE PURPOSE OF UNDERMINING THE UNION, NOR WILL IT INTERFERE WITH, RESTRAIN, COERCE, OR DISCRIMINATE AGAINST ANY OF ITS EMPLOYEES IN CONNECTION WITH THEIR MEMBERSHIP IN THE UNION.

            SECTION 5. IT IS UNDERSTOOD AND AGREED BY AND BETWEEN THE PARTIES HERETO THAT AS A CONDITION OF CONTINUED EMPLOYMENT ALL PERSONS WHO ARE HEREAFTER EMPLOYED BY THE EMPLOYER IN THE UNIT WHICH IS THE SUBJECT OF THIS AGREEMENT SHALL BECOME MEMBERS OF THE UNION NOT LATER THAN THE THIRTY-FIRST (31ST) DAY FOLLOWING THE BEGINNING OF THEIR EMPLOYMENT OR THE EXECUTION DATE OF THIS AGREEMENT, WHICHEVER IS THE LATER; THAT THE CONTINUED EMPLOYMENT BY THE EMPLOYER IN SAID UNIT OF PERSONS WHO ARE ALREADY MEMBERS IN GOOD STANDING OF THE UNION SHALL BE CONDITIONED UPON THOSE PERSONS CONTINUING THEIR PAYMENT OF THE PERIODIC DUES OF THE UNION; AND THAT THE CONTINUED EMPLOYMENT OF PERSONS WHO WERE

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IN THE EMPLOY OF THE EMPLOYER PRIOR TO THE DATE OF THIS AGREEMENT AND WHO ARE
NOT NOW MEMBERS OF THE UNION SHALL BE CONDITIONED UPON THOSE PERSONS BECOMING MEMBERS OF THE UNION NOT LATER THAN THE THIRTY-FIRST (31ST) DAY FOLLOWING THE EXECUTION DATE OF THIS AGREEMENT.

            THE FAILURE OF ANY PERSON TO BECOME A MEMBER OF THE UNION AT SUCH REQUIRED TIME SHALL OBLIGATE THE EMPLOYER, UPON WRITTEN NOTICE FROM THE UNION TO SUCH EFFECT AND TO THE FURTHER EFFECT THAT UNION MEMBERSHIP WAS AVAILABLE TO SUCH PERSON ON THE SAME TERMS AND CONDITIONS GENERALLY AVAILABLE TO OTHER MEMBERS, TO FORTHWITH DISCHARGE SUCH PERSON. FURTHER, THE FAILURE OF ANY PERSON TO MAINTAIN HIS UNION MEMBERSHIP IN GOOD STANDING AS REQUIRED HEREIN SHALL, UPON WRITTEN NOTICE TO THE EMPLOYER BY THE UNION, TO SUCH EFFECT, OBLIGATE THE EMPLOYER TO DISCHARGE SUCH PERSON.

            ALL BARGAINING UNIT EMPLOYEES WILL BE PUT TO WORK BEFORE ANY LEASED WORKERS OR OTHER CONTRACT PEOPLE OR OTHER TEMPORARY WORKERS ARE ENGAGED FOR WORK, PROVIDED, SAID EMPLOYEES ARE QUALIFIED TO PERFORM THE AVAILABLE WORK.

ARTICLE II - REPRESENTATION

            THE UNION SHALL BE REPRESENTED BY A SHOP STEWARD TO BE SELECTED IN ANY MANNER DETERMINED BY THE UNION. IT SHALL BE HIS DUTY TO SEE THAT THE TERMS AND CONDITIONS OF THIS CONTRACT ARE LIVED UP TO BY BOTH EMPLOYER AND HIS EMPLOYEES. HE SHALL NOT HAVE AUTHORITY TO CALL ANY STRIKES OR WORK STOPPAGES. IN THE EVENT OF A LAYOFF, HE SHALL BE THE LAST MAN LAID OFF IN THE BARGAINING UNIT.

ARTICLE III - HOURS OF WORK

            SECTION 1. THE COMPANY AGREES EXCEPT FOR THE SECOND AND THIRD SHIFTS, THAT THE WORKING TIME FOR DRIVERS SHALL START BETWEEN THE HOURS OF 6:00 A.M. AND NOT LATER THAN 8:00 A.M., AND THE STARTING TIME FOR OUT OF TOWN RUNS SHALL BE BETWEEN THE HOURS OF 5:00 A.M. AND NOT LATER THAN 8:00 A.M., AND THE STARTING TIME FOR WAREHOUSEMEN SHALL START BETWEEN THE HOURS OF 6:00 A.M. AND NOT LATER THAN 8:00 A.M. ON EVERY DAY INCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS. ANY TIME WORKED PRIOR TO THE EARLIEST STARTING TIME SHALL BE PAID AT THE OVERTIME RATE OF PAY. NOT LESS THAN ONE-HALF (1/2) HOUR AND NOT TO EXCEED ONE
(1) HOUR SHALL BE ALLOWED FOR LUNCH DURING THE DAY.

            EIGHT (8) HOURS OF WORK SHALL BE GUARANTEED TO ALL TRUCK DRIVERS AND HELPERS STARTING TO WORK ON ANY DAY MONDAY THROUGH FRIDAY ALSO INCLUDING SUNDAYS AND HOLIDAYS, ON SATURDAYS ONLY FIVE (5) HOURS OF WORK SHALL BE GUARANTEED, EXCEPT IN THE CASE OF TARDINESS OR LEAVING OF HIS OWN ACCORD, IN WHICH CASE HE WILL BE PAID FOR ACTUAL TIME WORKED.

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            SECTION 2. IT IS AGREED THAT THE STANDARD HOURS OF WORK SHALL BE
EIGHT (8) HOURS PER DAY OR FORTY (40) HOURS PER WEEK, AND THAT THE WORK WEEK SHALL START ON MONDAY AND END ON FRIDAY. ALL WORK IN EXCESS OF EIGHT (8) HOURS PER DAY AND FORTY (40) HOURS PER WEEK SHALL BE CONSIDERED AS OVERTIME AND EMPLOYEES SHALL BE PAID AT THE RATE OF TIME AND ONE-HALF (1 1/2) FOR WORKING SUCH OVERTIME PERIODS. ALL HOURS IN EXCESS OF FIFTY-SIX (56) HOURS PER WEEK SHALL BE PAID AT THE RATE OF DOUBLE TIME.

            TIME AND ONE-HALF SHALL BE PAID FOR ALL WORK PERFORMED ON SATURDAYS EXCEPT IN THE CASE WHERE MORE THAN FIFTY-SIX (56) HOURS HAVE BEEN WORKED, IN WHICH CASE SHALL BE PAID AT THE RATE OF DOUBLE TIME. OVERTIME SHALL NOT BE PAID TWICE FOR THE SAME HOURS. ALL EMPLOYEES SHALL BE PAID ON FRIDAY OF EACH WEEK, `UNLESS OTHERWISE MUTUALLY AGREED TO BETWEEN EMPLOYEES AND EMPLOYER.

            SECTION 3. EMPLOYEES WHO SHALL REPORT FOR WORK NOT HAVING BEEN NOTIFIED ON THE PRECEDING DAY OR PRIOR THERETO NOT TO REPORT, SHALL RECEIVE AT LEAST EIGHT (8) HOURS WORK OR PAY THEREFOR AT THE REGULAR HOURLY RATE.

            IT IS UNDERSTOOD THAT THE EIGHT (B) HOUR GUARANTEE IN SECTION 1 ABOVE AND IN THIS SECTION REQUIRE THE EMPLOYEE TO WORK EIGHT (8) HOURS IF OFFERED WORK BY THE EMPLOYER; THIS INCLUDES DRIVERS WHO WILL BE REQUIRED TO WORK IN THE WAREHOUSE TO FILL OUT THEIR EIGHT (8) HOUR DAY IF REQUESTED BY THE COMPANY.

            SECTION 4. ALL WORK PERFORMED ON SUNDAY SHALL BE PAID FOR AT DOUBLE TIME. ALL WORK PERFORMED ON HOLIDAYS, HEREINAFTER NOTED, SHALL BE PAID FOR AT TRIPLE TIME.

            ALL EMPLOYEES AFTER SIXTY (60) WORKING DAYS OF CONTINUOUS EMPLOYMENT SHALL RECEIVE EIGHT (8) HOURS PAY AT THEIR REGULAR HOURLY RATE FOR THE FOLLOWING HOLIDAYS WITHOUT WORKING ON SUCH DAYS:

          NEW YEAR'S DAY                        PERSONAL HOLIDAY
          MEMORIAL DAY                          THANKSGIVING DAY
          FOURTH OF JULY                        DAY AFTER THANKSGIVING
          LABOR DAY                             CHRISTMAS DAY

            TO BE ELIGIBLE FOR THE ABOVE HOLIDAY PAY, AN EMPLOYEE MUST HAVE WORKED ON THE SCHEDULED WORKING DAY BEFORE AND THE SCHEDULED WORKING DAY AFTER THE HOLIDAY, UNLESS EXCUSED BY THE COMPANY.

            ANY EMPLOYEE AFTER SIXTY (60) DAYS OF CONTINUOUS EMPLOYMENT WHO IS LAID OFF THROUGH NO FAULT OF HIS OWN, WITHIN FIVE (5) WORKING DAYS BEFORE A DESIGNATED HOLIDAY, SHALL BE PAID FOR SUCH HOLIDAY.

            THE PERSONAL HOLIDAY IS TO BE TAKEN DURING THE PERIOD BETWEEN LABOR DAY AND MAY 1 EACH YEAR, UNLESS OTHERWISE MUTUALLY AGREED TO BY THE COMPANY AND EMPLOYEE. IN ADDITION, THE DAY TAKEN BETWEEN LABOR DAY

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AND MAY 1 SHALL ALSO BE BY MUTUAL AGREEMENT OF THE EMPLOYER AND EMPLOYEE. THE
DAY SELECTED SHALL ALSO BE BY SENIORITY IF THERE IS A CONFLICT BETWEEN EMPLOYEES AND THE DAY IS TO BE SELECTED AT THE TIME OF VACATION SELECTION. FINALLY, ONLY ONE EMPLOYEE IS TO BE OFF ON THE PERSONAL HOLIDAY AT ANY ONE TIME, EXCEPT IF OTHERWISE MUTUALLY AGREED BY THE EMPLOYER AND EMPLOYEE.

            ON ELECTION DAYS IN WHICH NATIONAL, CITY, STATE OR COUNTY OFFICIALS ARE TO BE NOMINATED OR ELECTED, EMPLOYEES SHALL BE GIVEN TIME OFF WITH PAY FOR HOURS OF WORK MISSED, SO THAT THEY MAY HAVE A PERIOD OF THREE (3) CONTINUOUS HOURS IN WHICH TO VOTE, BETWEEN THE TIME OF OPENING AND CLOSING THE POLLS, PROVIDED SUCH TIME IS REQUESTED A DAY BEFORE AND THAT THE EMPLOYEES ARE REGISTERED AND ELIGIBLE VOTERS, AND PROVIDED FURTHER, THAT THE COMPANY MAY SPECIFY THE HOURS DURING WHICH SUCH EMPLOYEE MAY ABSENT HIMSELF.

            SECTION 5. ANY PART OF ONE-FOURTH (1/4) HOUR WORKED BY AN EMPLOYEE BEFORE HIS REGULAR STARTING TIME, OR AFTER HIS REGULAR QUITTING TIME, AT THE DIRECTION OF THE SUPERVISOR, SHALL CONSTITUTE A FULL ONE-FOURTH (1/4) HOUR AND SHALL BE PAID FOR AT THE RATE OF TIME AND ONE-HALF (l 1/2). ALL OVERTIME SHALL BE VOLUNTARY ON THE PART OF THE WAREHOUSE EMPLOYEES, EXCEPT THAT WAREHOUSE EMPLOYEES AGREE TO WORK OVERTIME WHEN REQUESTED BY THE COMPANY TO LOAD TRUCKS FOR THE NEXT DAY'S DELIVERY.

            WHEN OVERTIME WORK IS NECESSARY FOR DRIVERS, SUCH OVERTIME WILL BE DISTRIBUTED AS EQUALLY AS PRACTICABLE AND BY ROTATION AMONG EMPLOYEES WITHIN THE CLASSIFICATION IN ACCORDANCE WITH SENIORITY WITHIN THE CLASSIFICATION AS IN THE PAST. HOWEVER, WHEN A DRIVER IS OUT ON HIS RUN, SAID DRIVER IS TO COMPLETE HIS RUN EVEN IF IT EXTENDS INTO OVERTIME. WHEN OVERTIME WORK IS NECESSARY IN THE WAREHOUSE, SUCH OVERTIME WILL BE ROTATED AS IN THE PAST AMONG THE WAREHOUSE EMPLOYEES.

            WHEN THE COMPANY REQUIRES OVERTIME IN THE WAREHOUSE, IT WILL FIRST BE OFFERED TO QUALIFIED VOLUNTEERS STARTING WITH THE MOST SENIOR AMONG THE WAREHOUSE EMPLOYEES. IF THERE ARE NOT SUFFICIENT QUALIFIED VOLUNTEERS, THEN THE MOST JUNIOR QUALIFIED WAREHOUSEMEN WILL BE REQUIRED TO WORK STARTING WITH THE LEAST SENIOR AND GOING UP THE SENIORITY LIST UNTIL THE REQUIRED COMPLEMENT IS FILLED.

            SECTION 6. ALL OVER-THE-ROAD DRIVERS SHALL BE ADVANCED $75.00. THE DRIVERS SHALL BE RESPONSIBLE FOR THE MONEY AND RECEIPTS. A REASONABLE AMOUNT FOR LODGING, DINNER AND BREAKFAST WILL BE PAID FOR DRIVERS WHO REMAIN OUT OVER NIGHT AS IN THE PAST. TO BE PAID FOR MEALS UNDER THIS ARTICLE, PROPER RECEIPTS ARE TO BE FURNISHED THE COMPANY NO LATER THAN THE FOLLOWING DAY.

ARTICLE IV - VACATIONS

            SECTION 1. THE EMPLOYER AGREES THAT IT WILL ATTEMPT TO ACCOMODATE THE PREFERENCE OF THE EMPLOYEE AS FAR AS IS POSSIBLE, WHEN SCHEDULING VACATIONS AND THE EMPLOYER MUST GIVE AT LEAST THIRTY (30)

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DAYS NOTICE TO THE EMPLOYEE IF HE WANTS HIM TO TAKE HIS VACATION AT A SPECIAL
TIME AND THE EMPLOYEE SHALL DO LIKEWISE TO THE EMPLOYER. THE ABOVE PROVISIONS ARE SUBJECT TO THE FOLLOWING: IF AN EMPLOYEE IS ENTITLED TO ONE (1) WEEK OF VACATION, IT CAN BE SCHEDULED BETWEEN LABOR DAY AND APRIL 30, UNLESS OTHERWISE MUTUALLY AGREEABLE BETWEEN THE EMPLOYER AND EMPLOYEE. IF AN EMPLOYEE IS ENTITLED TO TWO (2) WEEKS VACATION, ONE (1) WEEK CAN BE SCHEDULED BETWEEN MAY 1 AND LABOR DAY. IF AN EMPLOYEE IS ENTITLED TO THREE (3) WEEKS VACATION, TWO (2) WEEKS OF IT CAN BE SCHEDULED BETWEEN MAY 1 AND LABOR DAY. IF AN EMPLOYEE IS ENTITLED TO FOUR
(4) WEEKS VACATION, THREE (3) WEEKS OF IT CAN BE SCHEDULED BETWEEN MAY 1 AND LABOR DAY.

            SECTION 2. EMPLOYEES HAVING ONE (1) YEAR'S SENIORITY SHALL RECEIVE ONE (1) WEEK'S VACATION WITH PAY. EMPLOYEES HAVING THREE (3) YEARS' SENIORITY SHALL RECEIVE TWO (2) WEEKS' VACATION WITH PAY. EMPLOYEES HAVING TEN (10) YEARS' SENIORITY SHALL RECEIVE THREE (3) WEEKS' VACATION WITH PAY. EMPLOYEES HAVING SEVENTEEN (17) YEARS' SENIORITY SHALL RECEIVE FOUR (4) WEEKS' VACATION WITH PAY.

            SECTION 3. VACATION PAY SHALL BE FIGURED AT THE EMPLOYEE'S REGULAR STRAIGHT TIME HOURLY RATE EARNED BY SUCH EMPLOYEE PRIOR TO STARTING HIS VACATION, AND SHALL BE COMPUTED AT FORTY (40) HOURS. VACATION PAY SHALL BE PAID ON THE DAY PRIOR TO VACATION.

            SECTION 4. IT IS ALSO AGREED THAT WHENEVER A HOLIDAY FALLS WITHIN AN EMPLOYEE'S VACATION PERIOD, SUCH EMPLOYEE SHALL BE GRANTED AN ADDITIONAL DAY OF VACATION.

            SECTION 5. ANY EMPLOYEE AFTER ONE (1) YEAR'S SENIORITY LEAVING THE SERVICE OF THE COMPANY SHALL RECEIVE ALL ACCUMULATED VACATION BENEFITS. ALL BENEFITS TO BE COMPUTED ON FULL CALENDAR MONTHS.

            SECTION 6. ALL EMPLOYEES SHALL RECEIVE AND TAKE TIME OFF FROM WORK IN ACCORDANCE WITH THEIR VACATION SCHEDULE, UNDER PENALTY OF LOSING VACATION TIME AND WAGES THEREOF.

            SECTION 7. NO MORE THAN ONE BARGAINING UNIT EMPLOYEE CAN BE ON VACATION AT ANY ONE TIME EXCEPT IF THE COMPANY ALSO AGREES TO ALLOW ANOTHER EMPLOYEE OFF FOR VACATION AT THE SAME TIME.

            SECTION 8. ALL EMPLOYEES, IN 6RDER TO BE ELIGIBLE FOR EITHER A ONE
(1) WEEK, TWO (2) WEEK, THREE (3) WEEK, OR FOUR (4) WEEK VACATION, MUST HAVE BEEN EMPLOYED FOR A MINIMUM OF FIFTEEN HUNDRED (1500) HOURS IN THE TWELVE (12) MONTH PERIOD PRECEDING THEIR ANNIVERSARY DATE, EXCEPT FOR ON-THE-JOB ACCIDENT. IF NOT, THEY WILL RECEIVE A VACATION PERIOD AND VACATION PAY ON A PRO-RATED BASIS.

ARTICLE V - SENIORITY

            SECTION 1. IN ALL CASES OF DECREASING AND INCREASING THE WORKING FORCES OR FOR PROMOTIONS, THE ONLY FACTOR TO BE CONSIDERED WILL

BE THE LENGTH OF CONTINUOUS SERVICE WITH THE COMPANY AS LONG AS THE EMPLOYEE(S) ARE QUALIFIED TO PERFORM THE AVAILABLE WORK.

            SECTION 2. IT IS UNDERSTOOD THAT SENIORITY SHALL BE PLANT-WIDE WITHIN THE BARGAINING UNIT.

            SECTION 3. THE LIST OF EMPLOYEES RATED ACCORDING TO SENIORITY IS ATTACHED HERETO AND MADE A PART OF THIS AGREEMENT. THE COMPANY WILL SUPPLY THE UNION OFFICE WITH A LIST OF ALL ADDITIONS OR DEDUCTIONS FROM THE SENIORITY LIST.

            SECTION 4. BEGINNERS SHALL OBTAIN SENIORITY AFTER COMPLETING A NINETY (90) DAYS OF WORK PROBATIONARY PERIOD. IN CASE OF LAYOFFS, THE COMPANY SHALL LAY OFF SUCH BEGINNERS BEFORE PUTTING INTO EFFECT THE SENIORITY POLICY, AS STATED ABOVE. BEGINNERS, AFTER HAVING FULFILLED NINETY (90) DAYS' WORK OF WORK, SHALL DATE THEIR SENIORITY FROM THE DATE THEY WERE FIRST EMPLOYED. ANYTHING TO THE CONTRARY IN THIS AGREEMENT NOTWITHSTANDING, NO PROBATIONARY EMPLOYEE WILL BE ENTITLED TO FRINGE BENEFITS OR FRINGE BENEFIT .PAYMENTS MADE ON THEIR BEHALF UNDER THIS CONTRACT DURING THE PROBATIONARY PERIOD EXCEPT AS OTHERWISE PROVIDED IN ARTICLE XIV (PENSION) AND THE COMPANY SHALL HAVE THE RIGHT TO DISCHARGE SUCH EMPLOYEE AT ITS DISCRETION AND WITHOUT RECOURSE BY THE UNION, EMPLOYEE OR EMPLOYEES.

            SECTION 5. AN EMPLOYEE SHALL BE CONTINUED ON THE SENIORITY LIST OF THE COMPANY FOR A PERIOD OF TWELVE (12) MONTHS FROM THE DATE OF HIS LAYOFF, PROVIDED, HOWEVER, THAT IN CASES OF PROVEN SICKNESS OR ACCIDENT HE SHALL BE CONTINUED ON THE SENIORITY LIST FOR A PERIOD OF TWELVE (12) MONTHS, EXCEPT FOR ON THE JOB INJURY WHEREIN HE SHALL BE CONTINUED ON THE SENIORITY LIST FOR A PERIOD OF EIGHTEEN (18) MONTHS.

            SECTION 6. ANY EMPLOYEE ELECTED OR APPOINTED AS AN OFFICIAL OF THE UNION OR DELEGATE TO ANY LABOR ACTIVITY, NECESSITATING A LEAVE OF ABSENCE, SHALL BE GRANTED A LEAVE OF ABSENCE FOR TWELVE (12) MONTHS WITHOUT PAY AND BE GUARANTEED RE-EMPLOYMENT AT THE END OF SUCH PERIOD, WITH THE SAME SENIORITY AS THOUGH HE HAD BEEN CONTINUOUSLY EMPLOYED, AS LONG AS HE IS ABLE TO PERFORM THE WORK.

            SECTION 7. REGULAR EMPLOYEES WHO LEAVE THE SERVICE OF THE COMPANY TO ENTER THAT OF THE UNITED STATES ARMED FORCES, OR THE SERVICE OF THE U.S. MARITIME COMMISSION, OR WHO ARE DRAFTED BY THE UNITED STATES GOVERNMENT FOR CIVILIAN SERVICE, WILL UPON THEIR RETURN, WITHIN NINETY (90) DAYS FROM RELEASE FROM SUCH SERVICE BE GRANTED ALL SENIORITY RIGHTS AS IF CONTINUOUSLY EMPLOYED BY THE COMPANY DURING SUCH SERVICE. SUCH PERSONS WILL BE REHIRED BY THE COMPANY TO TAKE THE PLACE OF OTHER PERSONS EMPLOYED BY THE COMPANY WHO HAVE LESS SENIORITY.

            UNDER NO CIRCUMSTANCES WILL THIS ARTICLE BE CONSTRUED AS TO REQUIRE THE COMPANY TO INCREASE THE NUMBER OF ITS EMPLOYEES BEYOND THOSE ACTUALLY NEEDED.

ARTICLE VI - GRIEVANCE PROCEDURE

            SHOULD DIFFERENCES ARISE BETWEEN AN EMPLOYER AND THE UNION OR ANY EMPLOYEE OF SUCH EMPLOYER, AS TO THE MEANING OR APPLICATION OF THE PROVISIONS OF THIS AGREEMENT, SUCH DIFFERENCES SHALL BE SETTLED IN THE FOLLOWING MANNER:

            SECTION 1. MEDIATION-EMPLOYEE-FOREMAN: AGGRIEVED EMPLOYEE OR EMPLOYEES SHALL TAKE THEIR GRIEVANCE UP WITH THE FOREMAN IN CHARGE OF THEIR DEPARTMENT. EMPLOYEES MAY HAVE THE SHOP STEWARD PRESENT ON ANY GRIEVANCE. IF A SATISFACTORY SETTLEMENT IS NOT EFFECTED WITH THE FOREMAN WITHIN ONE (1) WORKING DAY, THE EMPLOYEE SHALL SUBMIT SUCH GRIEVANCE TO THE SHOP STEWARD, IN WRITING. TO BE TIMELY FILED, SUCH WRITTEN GRIEVANCE MUST BE FILED WITH THE COMPANY WITHIN FIVE (5) DAYS AFTER THE EMPLOYEE KNEW OR SHOULD HAVE KNOWN OF THE OCCURRENCE GIVING RISE TO THE GRIEVANCE.

            SECTION 2. MEDIATION-STEWARD-MANAGER: IF NO SATISFACTORY
ADJUSTMENT IS AGREED UPON, THE MATTER SHALL BE REFERRED BY THE SHOP STEWARD TO THE GENERAL MANAGER OF THE EMPLOYER, OR SOME OTHER EXECUTIVE OFFICER OF THE COMPANY WITH AUTHORITY TO ACT, WHO SHALL REVIEW THE ALLEGED GRIEVANCE AND OFFER A DECISION WITHIN FIVE (5) WORKING DAYS AFTER THE RECEIPT OF SAME.

            SECTION 3. INVESTIGATION - STEWARD: ANY SHOP STEWARD SHALL BE PERMITTED TO LEAVE HIS WORK TO INVESTIGATE AND ADJUST GRIEVANCES OF ANY EMPLOYEE WITHIN HIS JURISDICTION AFTER FIRST NOTIFYING THE FOREMAN IN CHARGE. UPON ENTERING A DEPARTMENT OTHER THAN HIS OWN, IN THE FULFILLMENT OF HIS DUTIES, THE SHOP STEWARD SHALL NOTIFY THE FOREMAN OF THAT DEPARTMENT OF HIS PRESENCE AND PURPOSE. THE SHOP STEWARD SHALL HAVE FREE ACCESS TO THE PLANT DURING WORKING HOURS, SO THAT HE MAY INVESTIGATE GRIEVANCES AND PROMOTE SMOOTH OPERATIONS OF THE CONTRACT. NO TIME OR PAY WILL BE LOST DURING REGULAR WORKING HOURS BY THE SHOP STEWARD WHILE PERFORMING HIS DUTIES OR INVESTIGATING GRIEVANCES IF NOT ABUSED.

            SECTION 4. UNION REPRESENTATIVE-GENERAL MANAGER: IN CASE NO SETTLEMENT IS THEN AGREED UPON, THE WHOLE MATTER SHALL BE TAKEN UP THEN BETWEEN THE REPRESENTATIVES OF THE UNION AND THE GENERAL MANAGER OR SOME OTHER EXECUTIVE OFFICER OF THE EMPLOYER DULY DESIGNATED BY THE EMPLOYER WITH AUTHORITY TO ACT. THEY SHALL HAVE TEN (10) WORKING DAYS TO REACH A DECISION UNLESS MORE TIME IS EXTENDED BY MUTUAL CONSENT.

            SECTION 5. ARBITRATION: IF NO AGREEMENT HAS YET BEEN REACHED AFTER THE ABOVE PROCEDURES AND THE UNION DESIRES TO PURSUE THE GRIEVANCE FURTHER, THE UNION SHALL GIVE THE EMPLOYER WRITTEN NOTICE WITHIN TEN (10) DAYS AFTER THE STEP IN SECTION 4 HAS BEEN COMPLETED. UPON RECEIPT OF THE UNION'S REQUEST FOR ARBITRATION, THE EMPLOYER AND THE UNION HEREBY AGREE TO SUBMIT THE MATTER TO ARBITRATION, AND TO ACCEPT THE DECISION OF THE IMPARTIAL ARBITRATOR. IT SHALL BE INCUMBENT UPON BOTH PARTIES TO NOMINATE AN ARBITRATOR WITHIN TEN (10) DAYS AFTER SUCH NOTICE IS GIVEN. IF THEY FAIL TO AGREE UPON SAID ARBITRATOR WITHIN

SAID TEN (10) DAYS, THEY SHALL JOINTLY PETITION THE FEDERAL MEDIATION AND CONCILIATION SERVICE TO SUBMIT A LIST OF SEVEN (7) ARBITRATORS FROM WHICH THE COMPANY AND UNION SHALL SELECT THE IMPARTIAL ARBITRATOR BY ALTERNATIVE STRIKES. THE SIDE TO STRIKE FIRST SHALL BE SETTLED BY LOT. EITHER PARTY SHALL HAVE THE RIGHT TO REJECT THE PANEL AND REQUEST A NEW PANEL. THE EXPENSE OF THE ARBITRATOR SELECTED OR APPOINTED SHALL BE BORNE EQUALLY BY THE COMPANY AND THE UNION. THE ARBITRATOR SHALL HAVE NO POWER TO ADD TO, SUBTRACT FROM OR MODIFY ANY OF THE TERMS OF THIS AGREEMENT.

            SECTION 6. ANY EMPLOYEE WHO IS REINSTATED AFTER DISCHARGE WILL BE RETURNED TO WORK AT THE SAME RATE OF PAY AND WITHOUT LOSS OF SENIORITY AND THE DETERMINATION OF WHETHER BACK PAY IS TO BE AWARDED IS TO BE DETERMINED BY THE ARBITRATOR OR IF SETTLED, IS TO BE DETERMINED BY THE PARTIES.

ARTICLE VII - HEALTH AND WELFARE

            THE COMPANY WILL PROVIDE ALL UNIT EMPLOYEES THE SAME BENEFITS AND ELIGIBILITY FOR MEDICAL AND HOSPITALIZATION COVERAGE AS THE COMPANY PROVIDES FOR ITS SALARIED NON UNIT EMPLOYEES WITH THE UNIT EMPLOYEES BEING SUBJECT TO THE SAME PREMIUM CONTRIBUTION FORMULA REGARDING THAT PORTION OF PREMIUM FOR
EMPLOYEE AND DEPENDENT COVERAGE PAID BY EMPLOYEES THAT IS IN EFFECT FOR THE COMPANY'S SALARIED EMPLOYEES.

            THE EMPLOYER WILL NOT BE OBLIGATED TO PAY THE MEDICAL AND HOSPITALIZATION PREMIUM CONTRIBUTIONS FOR ANY MONTH THAT AN EMPLOYEE DOES NOT WORK EXCEPT AS FOLLOWS:

            THE EMPLOYER AGREES THAT WHERE AN EMPLOYEE CEASES ACTIVE WORK DUE TO LAYOFF OR TEMPORARY SUSPENSION OF THE EMPLOYER'S BUSINESS, THAT IT SHALL CONTINUE TO MAKE THE PREMIUM PAYMENTS FOR THE HEALTH, LIFE AND SICKNESS AND ACCIDENT PLANS FOR THE EMPLOYEE AND HIS DEPENDENTS, BUT NOT TO EXCEED ONE (1) MONTH FOLLOWING THE MONTH IN WHICH THE LAYOFF OCCURS.

            IF AN EMPLOYEE IS ABSENT BECAUSE OF ILLNESS OR OFF-THE-JOB INJURY AND NOTIFIES THE EMPLOYER OF SUCH ABSENCE, THE EMPLOYER SHALL CONTINUE TO MAKE THE REQUIRED CONTRIBUTIONS FOR A PERIOD OF ONE (1) MONTH. IF AN EMPLOYEE IS INJURED ON THE JOB, THE EMPLOYER SHALL CONTINUE TO PAY THE REQUIRED CONTRIBUTIONS UNTIL SUCH EMPLOYEE RETURNS TO WORK; HOWEVER, SUCH CONTRIBUTIONS SHALL NOT BE PAID FOR A PERIOD OF MORE THAN SIX (6) MONTHS. IF AN EMPLOYEE IS GRANTED A LEAVE OF ABSENCE, THE EMPLOYER SHALL COLLECT FROM SAID EMPLOYEE, PRIOR TO LEAVE OF ABSENCE BEING EFFECTIVE, SUFFICIENT MONIES TO PAY THE REQUIRED CONTRIBUTIONS FOR MEDICAL AND HOSPITALIZATION INSURANCE PREMIUMS DURING THE PERIOD OF ABSENCE.

ARTICLE VIII - JOB STEWARDS

            THE EMPLOYER RECOGNIZES THE RIGHT OF THE UNION TO DESIGNATE JOB STEWARDS AND ALTERNATES.

            THE AUTHORITY OF JOB STEWARDS AND ALTERNATES SO DESIGNATED BY THE UNION SHALL BE LIMITED TO, AND SHALL NOT EXCEED, THE FOLLOWING DUTIES AND
ACTIVITIES:

            1. THE INVESTIGATION AND PRESENTATION OF GRIEVANCES IN ACCORDANCE WITH THE PROVISIONS OF THE COLLECTIVE BARGAINING AGREEMENT;

            2. THE COLLECTION OF DUES WHEN AUTHORIZED BY APPROPRIATE LOCAL UNION ACTION;

            3. THE TRANSMISSION OF SUCH MESSAGES AND INFORMATION WHICH SHALL ORIGINATE WITH, AND ARE AUTHORIZED BY THE LOCAL UNION OR ITS OFFICERS, PROVIDED SUCH MESSAGES AND INFORMATION;

            (A) HAVE BEEN REDUCED TO WRITING, OR,

            (B) IF NOT REDUCED TO WRITING, ARE OF A ROUTINE NATURE AND DO NOT INVOLVE WORK STOPPAGES, SLOW DOWNS, REFUSAL TO HANDLE GOODS, OR ANY OTHER INTERFERENCE WITH THE EMPLOYER'S BUSINESS.

            JOB STEWARDS AND ALTERNATES HAVE NO AUTHORITY TO TAKE STRIKE ACTION, OR ANY OTHER ACTION INTERRUPTING THE EMPLOYER'S BUSINESS, EXCEPT AS AUTHORIZED BY OFFICIAL ACTION OF THE UNION.

            THE EMPLOYER RECOGNIZES THESE LIMITATIONS UPON THE AUTHORITY OF JOB STEWARDS AND THEIR ALTERNATES, AND SHALL NOT HOLD THE UNION LIABLE FOR ANY UNAUTHORIZED ACTS. THE EMPLOYER IN SO RECOGNIZING SUCH LIMITATIONS SHALL HAVE THE AUTHORITY TO IMPOSE PROPER DISCIPLINE, INCLUDING DISCHARGE, IN THE EVENT THE SHOP STEWARD HAS TAKEN UNAUTHORIZED STRIKE ACTION, SLOW DOWN, OR WORK STOPPAGE IN VIOLATION OF THIS AGREEMENT, SUBJECT TO ARTICLE VI.

ARTICLE IX - PICKETING CLAUSE

            THERE SHALL BE NO SLOW DOWNS, PICKETING, BOYCOTTS, CESSATION OF WORK, STRIKES, INTERFERENCE WITH THE BUSINESS OF THE COMPANY OR OTHER DISRUPTIVE ACTIVITIES BY EITHER EMPLOYEES OR THE UNION FOR ANY REASON WHATSOEVER DURING THE TERM OF THIS AGREEMENT. THE COMPANY SHALL NOT LOCK OUT ITS EMPLOYEES.

            IT SHALL NOT BE A VIOLATION OF THIS AGREEMENT, AND IT SHALL NOT BE CAUSE FOR DISCHARGE OR DISCIPLINARY ACTION IN THE EVENT AN EMPLOYEE REFUSES TO ENTER UPON ANY PROPERTY INVOLVED IN A PRIMARY LABOR DISPUTE, OR REFUSES TO GO THROUGH OR WORK BEHIND ANY PRIMARY PICKET LINE, INCLUDING THE PRIMARY PICKET LINE OF ANY UNION PARTY TO THIS AGREEMENT AND INCLUDING PRIMARY PICKET LINES AT THE EMPLOYER'S PLACES OF BUSINESS.

ARTICLE X - MISCELLANEOUS PROVISIONS

            SECTION 1. UPON NOTIFYING MANAGEMENT, AUTHORIZED AGENTS OF THE UNION SHALL HAVE ACCESS TO THE COMPANY'S ESTABLISHMENT DURING WORKING HOURS FOR THE PURPOSE OF ADJUSTING DISPUTES, INVESTIGATING WORKING CONDITIONS, COLLECTION OF DUES, AND ASCERTAINING THAT THE AGREEMENT IS BEING ADHERED TO, PROVIDING HOWEVER, THAT THERE IS NO INTERRUPTION OF THE FIRM'S WORKING SCHEDULE.

            SECTION 2. THE COMPANY AGREES TO FURNISH A BULLETIN BOARD, AND THE UNION SHALL HAVE THE RIGHT TO POST UNION NOTICES OR NOTICES OF SOCIAL GATHERINGS ON THE BULLETIN BOARDS FURNISHED BY THE COMPANY.

            SECTION 3. THE COMPANY AGREES THAT IT WILL NOT DISCRIMINATE AGAINST ANY EMPLOYEE OR APPLICANT FOR EMPLOYMENT AND OR ON ACCOUNT OF HIS AFFILIATION OR ACTIVITIES WITH THE UNION OR BECAUSE OF RACE, CREED, COLOR, SEX, AGE OR NATIONAL ORIGIN.

            SECTION 4. IT IS AGREED THAT THE COMPANY WILL NOT ASK EMPLOYEES TO WORK OVERTIME ON ANY REGULAR OR SPECIAL MEETING NIGHT OF THE UNION, PROVIDED SUCH MEETINGS ARE LIMITED TO THREE (3) IN ANY ONE MONTH, EXCEPT BY MUTUAL AGREEMENT BETWEEN THE COMPANY AND THE UNION.

            SECTION 5. IF THE EMPLOYER REQUIRES THEIR EMPLOYEES TO WEAR SPECIFIC WEARING APPAREL, THEY SHALL FURNISH SAME WITHOUT COST TO THE EMPLOYEES AND THE WEARING APPAREL SHALL BEAR THE UNION LABEL.

            SECTION 6. THE COMPANY AGREES THAT THE UNION SHALL HAVE THE RIGHT TO AFFIX NO MORE THAN THREE (3) TEAMSTERS UNION SERVICE SIGNS ON ALL EQUIPMENT UNDER THE JURISDICTION OF TEAMSTERS LOCAL UNION NO. 682.

            SECTION 7. DRIVERS SHALL BE REQUIRED TO MAKE STORE DOOR AND/OR BUILDING CONSTRUCTION SITE DELIVERY.

            SECTION 8. HEAVY OR BULKY MATERIAL ADDED TO THE TRUCK AFTER THE TRUCK LOAD HAS BEEN MADE UP AND WHICH INTERFERES WITH THE UNLOADING OF THE PREVIOUSLY LOADED DELIVERIES, SUCH HEAVY OR BULKY MATERIAL SHALL BE DELIVERED FIRST.

            SECTION 9. SHOULD THE COMPANY REQUIRE ANY EMPLOYEE TO GIVE BOND, ANY PREMIUM INVOLVED SHALL BE PAID BY THE COMPANY.

            SECTION 10. WHENEVER AN EMPLOYEE IS UNABLE TO COMPLETE HIS DAY'S WORK BECAUSE OF INJURY IN THE LINE OF DUTY, HE IS TO RECEIVE EIGHT (8) HOURS' PAY FOR THAT DAY.

            WHEN AN EMPLOYEE IS REQUIRED TO GO TO THE DOCTOR DURING WORKING HOURS BECAUSE OF INJURY ARISING OUT OF HIS EMPLOYMENT, AND WOULD THEREBY LOSE WORKING TIME, SUCH VISIT SHALL BE ON COMPANY TIME.

            SECTION 11. WHEN EMPLOYEES COVERED BY THIS AGREEMENT ARE CALLED UPON FOR JURY SERVICE, THEY SHALL ADVISE THEIR FOREMAN OR FORELADY UPON RECEIPT OF SUCH CALL, AND, IF TAKEN FROM THEIR WORK FOR SUCH SERVICE, SHALL BE PAID EIGHT
(8) HOURS' PAY AT THEIR REGULAR HOURLY RATE FOR EACH DAY OF ABSENCE, LESS ANY JURY PAY. SUCH PAY BY THE EMPLOYER SHALL NOT EXCEED TEN (10) WORK DAYS LOST PER CALENDAR YEAR.

            SECTION 12. THE PARTIES AGREE DOCK GUARDS WILL BE FURNISHED BY EMPLOYER.

            SECTION 13. AN EMPLOYEE MUST PROVIDE A DOCTOR'S STATEMENT SATISFACTORY TO THE COMPANY IF OFF WORK BECAUSE OF A CLAIMED INJURY OR ILLNESS, IF REQUESTED BY THE COMPANY. IT IS NOT THE INTENT OF THE COMPANY TO MAKE SUCH REQUEST UNLESS THE EMPLOYEE HAS AN ATTENDANCE PROBLEM OR THE EMPLOYEE IS OFF FOR ILLNESS OR INJURY FOR THREE (3) WORKING DAYS OR MORE OR THE COMPANY SUSPECTS ABUSE.

            SECTION 14. FOR EMPLOYEES TO BE OR REMAIN QUALIFIED AS DRIVERS THEY MUST HAVE A VALID CDL, BE IN COMPLIANCE OR MEET ALL DOT RULES, REGULATIONS AND STANDARDS AND THE APPLICABLE STATE LAWS, HAVE A SATISFACTORY DRIVING RECORD AND BE ABLE TO OBTAIN STANDARD INSURANCE RATES.

ARTICLE XI - JOB LABOR STANDARDS AND JOB SECURITY

            SECTION 1. THE TERMS AND PROVISIONS OF THIS ARTICLE HAVE BEEN NEGOTIATED AND AGREED UPON BY AND BETWEEN THE PARTIES FOR THE PURPOSE OF PROVIDING COVERED EMPLOYEES WITH THE MAXIMUM JOB SECURITY AND STEADY EMPLOYMENT WARRANTED BY THE EMPLOYER'S BUSINESS, AND FOR THE ADDITIONAL PURPOSE OF PROVIDING AGAINST THE DIMINUTION OF THIS UNION'S ESTABLISHED WAGE SCALES AND WORKING CONDITIONS WHICH MAY RESULT IF PERSONS OUTSIDE OF THE BARGAINING UNIT HERE INVOLVED OR OUTSIDE OF OTHER SIMILAR BARGAINING UNITS ARE FREE TO DO LIKE WORK FOR LESS.

            SECTION 2. THE EMPLOYER SHALL NOT DIRECT, REQUIRE OR KNOWINGLY PERMIT ANY OF ITS EMPLOYEES WHO ARE NOT INCLUDED WITHIN THE BARGAINING UNIT COVERED BY THIS AGREEMENT TO DO OR PERFORM ANY OF THE WORK WHICH IS DONE OR PERFORMED BY THOSE WITHIN THIS BARGAINING UNIT. NOR SHALL OWNERS, EMPLOYERS, THOSE HAVING A PROPRIETARY INTEREST IN THE BUSINESS, OR PERSONS OUTSIDE OF THIS BARGAINING UNIT, BE DIRECTED, REQUIRED OR KNOWINGLY PERMITTED TO DO OR PERFORM ANY OF SAID WORK.

            SECTION 3. THE EMPLOYER AGREES TO REFRAIN FROM KNOWINGLY EMPLOYING THE SERVICES OF ANY PERSON WHO DOES NOT OBSERVE THE WAGES, HOURS AND CONDITIONS OF EMPLOYMENT ESTABLISHED BY THIS COLLECTIVE BARGAINING AGREEMENT ON WORK COVERED BY THIS AGREEMENT.

ARTICLE XII - UNAUTHORIZED ACTIVITY

            IT IS UNDERSTOOD AND AGREED THAT THE UNION SHALL HAVE NO FINANCIAL LIABILITY FOR ACTS OF ITS MEMBERS OR AGENTS WHICH ARE UNAUTHORIZED AND WHICH THE UNION CANNOT CONTROL. IT IS AGREED, HOWEVER, THAT IN THE EVENT OF ANY SUCH UNAUTHORIZED ACTION, THE UNION SHALL, UPON RECEIVING NOTICE THEREOF, USE ALL REASONABLE MEANS TO END SAID CONDUCT, INCLUDING BUT NOT LIMITED TO USING ALL RESOURCES AVAILABLE UNDER ITS CONSTITUTION AND BY-LAWS AND BY LETTER OR
TELEGRAM WITH A COPY TO THE COMPANY, IMMEDIATELY ORDERING SAID EMPLOYEES TO RETURN TO WORK AND TO CEASE ENGAGING IN ANY VIOLATION OF THE NO STRIKE OBLIGATION AND NOTIFYING THE COMPANY THAT THE ACTION OF THE UNION MEMBERS OR AGENTS IS UNAUTHORIZED.

            THE COMPANY SHALL BE PRIVILEGED TO DISCIPLINE EMPLOYEES RESPONSIBLE FOR SUCH UNAUTHORIZED ACTIVITIES WITHOUT VIOLATION OF THE TERMS OF THIS AGREEMENT, SUBJECT, HOWEVER, TO THE GRIEVANCE AND ARBITRATION PROVISIONS OF THIS AGREEMENT.

            IN ORDER THAT THE COMPANY MAY BE APPRISED OF THE OFFICER OF THE UNION EMPOWERED TO AUTHORIZE STRIKES, WORK STOPPAGES, OR ACTIONS WHICH WILL INTERFERE WITH THE ACTIVITIES REQUIRED OF EMPLOYEES UNDER THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT ONLY THE TOP ADMINISTRATIVE OFFICERS OF THE UNION HAS THE POWER OR AUTHORITY TO AUTHORIZE ANY SUCH ACTIONS OR GIVE THE ORDERS OR DIRECTIONS NECESSARY TO CARRY OUT ANY SUCH ACTION.

ARTICLE XIII - WAGES

          A. FOR EMPLOYEES HIRED ON OR BEFORE APRIL 30, 1984, THEY SHALL RECEIVE THE FOLLOWING WAGES:

EFFECTIVE PER HOUR:                       5/1/96          5/1/97          5/1/98
                                          ------          ------          ------

TRUCK DRIVER                             $15.385         $15.635         $15.935
LOADERS                                  $ 15.30         $ 15.55         $ 15.85
LABORERS                                 $ 15.01         $ 15.26         $ 15.56

            B. FOR EMPLOYEES HIRED AFTER APRIL 30, 1984, THEY SHALL RECEIVE THE FOLLOWING WAGES:

EFFECTIVE PER HOUR:                       5/1/96          5/1/97          5/1/98
                                          ------          ------          ------

TRUCK DRIVERS                             $11.38          $11.73          $12.13
LOADERS                                   $11.30          $11.65          $12.05
LABORERS                                  $11.01          $11.36          $11.76

            SHOULD THE COMPANY APPOINT A BARGAINING UNIT EMPLOYEE AS A LEADMAN, THE LEADMAN SHALL BE A WORKING LEADMAN AND THE LEADMAN SHALL BE PAID A FIFTY CENTS (.50(CENTS)) PER HOUR PREMIUM ABOVE THE TOP CLASSIFICATION RATE. NOTHING CONTAINED HEREIN SHALL REQUIRE THE COMPANY TO FILL THE POSITION AND THE PERSON IN THIS CLASSIFICATION SHALL BE APPOINTED BY THE COMPANY IN ITS SOLE DISCRETION.

            SHOULD THE COMPANY REQUIRE LABORERS TO FILL WILL CALLS AND/OR LOAD TRUCKS, THAT IS PERFORM LOADER'S WORK, THE FOLLOWING SHALL APPLY:

            THE COMPANY WILL CONTINUE TO ROTATE ON A DAILY BASIS WHICH LABORER WILL INITIALLY BE ASSIGNED WILL CALLS. SAID LABORER MAY ALSO BE ASSIGNED TO LOAD TRUCKS. THE COMPANY CAN ALSO ASSIGN ADDITIONAL LABORERS TO DO WILL CALLS AND/OR LOAD TRUCKS WHEN LABORERS PERFORM

LOADERS WORK AS SET FORTH ABOVE, THEY SHALL BE PAID LOADERS WAGES ONLY FOR THE TIME SPENT PERFORMING LOADERS WORK WITH A FIFTEEN (15) MINUTE PER DAY MINIMUM BEING PAID IF A LABORER PERFORMS ANY SUCH LOADERS WORK.

            ALL EMPLOYEES STARTING WORK ON THE SECOND SHIFT SHALL RECEIVE TWENTY CENTS (.2O CENTS) PER HOUR OVER AND ABOVE SCALE OF WAGES. EMPLOYEES STARTING WORK ON THE THIRD SHIFT SHALL RECEIVE THIRTY CENTS (.30 CENTS) PER HOUR OVER
AND ABOVE THE REGULAR SCALE OF WAGES.

            ANY EMPLOYEE RECEIVING MORE THAN THE SCALE OF WAGES SHOWN ABOVE SHALL NOT SUFFER A REDUCTION AFTER THE SIGNING OF THIS AGREEMENT AND SHALL RECEIVE ALL INCREASES THAT WILL BE RECEIVED BY EMPLOYEES WORKING AT THE MINIMUM OF THE SCALE SO THAT EXISTING DIFFERENTIALS WILL BE MAINTAINED.

            TEMPORARY EMPLOYEES, WHO SHALL ONLY DO CLEAN-UP WORK, SHALL BE PAID NO LESS THAN SIX DOLLARS ($6.00) PER HOUR AND WILL NOT RECEIVE OR BE ELIGIBLE FOR FRINGE BENEFITS.

ARTICLE XIV - PENSION

            EFFECTIVE MAY 1, 1996, THE EMPLOYER SHALL CONTRIBUTE TO A PENSION FUND FOR EACH EMPLOYEE COVERED BY THIS AGREEMENT WHO HAS BEEN ON THE PAYROLL THIRTY (30) DAYS OR MORE, THE SUM OF SEVENTY NINE DOLLARS ($79.00) PER WEEK.

            EFFECTIVE MAY 1, 1997, THIS CONTRIBUTION SHALL BE EIGHTY THREE DOLLARS ($83.00) PER WEEK, PER ELIGIBLE EMPLOYEE. EFFECTIVE MAY 1, 1998, THIS CONTRIBUTION SHALL BE EIGHTY FIVE DOLLARS ($85.00) PER WEEK, PER ELIGIBLE EMPLOYEE.

            EMPLOYEES RECEIVING ANY COMPENSATION IN ANY WEEK FROM THE EMPLOYER SHALL HAVE HIS PENSION CONTRIBUTION PAID FOR THAT WEEK.

            THIS FUND SHALL BE THE CENTRAL STATES, SOUTHEAST AND SOUTHWEST AREAS PENSION FUND.

            THERE SHALL BE NO OTHER PENSION FUND UNDER THIS CONTRACT FOR OPERATIONS UNDER THIS CONTRACT OR FOR OPERATIONS UNDER THE SOUTHEAST AND SOUTHWEST AREAS CONTRACTS TO WHICH EMPLOYER'S WHO ARE PARTY TO THIS CONTRACT ARE ALSO PARTIES.

            IF AN EMPLOYEE IS ABSENT BECAUSE OF ILLNESS OR OFF-THE-JOB INJURY AND NOTIFIES THE EMPLOYER OF SUCH ABSENCE, THE EMPLOYER SHALL CONTINUE TO MAKE THE REQUIRED CONTRIBUTIONS FOR A PERIOD OF FOUR (4) WEEKS. IF AN EMPLOYEE IS INJURED ON THE JOB, THE EMPLOYER SHALL CONTINUE TO PAY THE REQUIRED CONTRIBUTIONS UNTIL SUCH EMPLOYEE RETURNS TO WORK, HOWEVER, SUCH CONTRIBUTIONS SHALL NOT BE PAID FOR A PERIOD OF MORE THAN SIX (6) MONTHS. IF AN EMPLOYEE IS GRANTED A LEAVE OF ABSENCE, THE EMPLOYER SHALL COLLECT FROM SAID EMPLOYEE, PRIOR TO THE LEAVE OF ABSENCE BEING EFFECTIVE SUFFICIENT MONIES TO PAY THE REQUIRED CONTRIBUTIONS INTO THE PENSION FUND DURING THE PERIOD OF ABSENCE.

            NOTWITHSTANDING ANYTHING HEREIN CONTAINED IT IS AGREED THAT IN THE EVENT ANY EMPLOYER IS DELINQUENT AT THE END OF A PERIOD IN THE PAYMENT OF HIS CONTRIBUTIONS TO THE PENSION FUND CREATED UNDER THIS CONTRACT, IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE TRUSTEES OF SUCH FUNDS, THE EMPLOYEES OR THEIR REPRESENTATIVES, AFTER THE PROPER OFFICIAL OF THE LOCAL UNION SHALL HAVE GIVEN SEVENTY-TWO (72) HOURS' NOTICE TO THE EMPLOYER OF SUCH DELINQUENCY IN PENSION PAYMENTS, SHALL HAVE THE RIGHT TO TAKE SUCH STRIKE ACTION AS THEY DEEM NECESSARY UNTIL SUCH DELINQUENT PAYMENTS ARE MADE IF THERE IS NO BONA FIDE DISPUTE AS TO WHETHER SUCH-PAYMENT IN THE AMOUNT CLAIMED IS DUE.

ARTICLE XV - SAVINGS CLAUSE

            SECTION 1. IF ANY ARTICLE OR SECTION OF THIS CONTRACT IS INVALID UNDER THE LAW, THEN SUCH ARTICLE OR SECTION SHALL BE MODIFIED TO COMPLY WITH THE REQUIREMENTS OF THE LAW, OR SHALL BE RENEGOTIATED FOR THE PURPOSE OF ADEQUATE REPLACEMENT. IF SUCH NEGOTIATIONS SHALL NOT RESULT IN A MUTUALLY SATISFACTORY AGREEMENT, THE UNION SHALL BE PERMITTED ALL LEGAL OR ECONOMIC RECOURSE.

            SECTION 2. IF ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE IN VIOLATION OF ANY STATE OR FEDERAL LAW OR COURT DECISION OR DECREE, THEN TO THE EXTENT OF ANY VIOLATION, THIS AGREEMENT SHALL BE NULL AND VOID AND SUBJECT TO RENEGOTIATION. IF ANY PORTION OF THIS AGREEMENT IS DECLARED ILLEGAL, IT SHALL NOT IN ANY WAY AFFECT THE REMAINING PROVISIONS OF THE AGREEMENT.

ARTICLE XVI - D.R.I.V.E. DEDUCTIONS AND CHECKOFF

            SECTION 1. D.R.I.V.E. THE COMPANY WILL RECOGNIZE A LAWFUL, VOLUNTARY EMPLOYEE AUTHORIZATION FOR A DRIVE DEDUCTION FROM WAGES. THE DRIVE DEDUCTION SHALL BE MADE WEEKLY AND REMITTED WITHIN 30 DAYS TO NATIONAL DRIVE, C/0 INTERNATIONAL BROTHERHOOD OF TEAMSTERS, 25 LOUISIANA AVENUE, N.W., WASHINGTON, D.C. 20001. THE UNION SHALL REIMBURSE THE COMPANY FOR ONLY THE COMPANY'S ACTUAL COST FOR THE EXPENSE INCURRED HEREBY.

            SECTION 2. CHECK OFF UPON RECEIPT OF WRITTEN AUTHORIZATION AS PROVIDED IN THE LABOR-MANAGEMENT RELATIONS ACT OF 1947, THE EMPLOYER AGREES TO DEDUCT ALL INITIATION FEES AND DUES WHICH THE PROPER OFFICIALS OF THE UNION MAY CERTIFY TO THE EMPLOYER, AND TO REMIT TO THE PROPER UNION OFFICIALS. A DUPLICATE LIST OF SUCH MONIES CHECKED OFF WILL BE GIVEN TO THE SHOP STEWARD. THE UNION SHALL GIVE THE EMPLOYER A CERTIFICATION OF SUCH FEES AND DUES ON OR BEFORE THE FIRST DAY OF EACH MONTH, AND THE EMPLOYER AGREES TO MAKE THE DEDUCTION SO INDICATED FROM THE PAY OF THE EMPLOYEES, FROM THE SECOND PAY DAY OF EACH MONTH.

ARTICLE XVII - FUNERAL LEAVE

            IN CASE OF DEATH OF AN EMPLOYEE'S MOTHER, FATHER, BROTHER, SISTER, HUSBAND, WIFE, CHILD, MOTHER-IN-LAW OR FATHER-IN-LAW, THE COMPANY WILL GRANT
TO SAID EMPLOYEE WHO HAD ONE YEAR OR MORE OF SERVICE WITH THE COMPANY, A LEAVE OF ABSENCE WITH PAY FROM DAY OF DEATH UNTIL AND INCLUDING DAY OF THE FUNERAL, NOT TO EXCEED THREE (3) CALENDAR DAYS. IN CASE OF DEATH OF EMPLOYEE'S GRANDMOTHER, GRANDFATHER, GRANDCHILD, BROTHER-IN-LAW OR SISTER-IN-LAW, THE COMPANY WILL GRANT TO SAID EMPLOYEE THE DAY OF THE FUNERAL WITH PAY. IN ORDER TO BE PAID UNDER THIS PROVISION, PROOF OF DEATH AND ATTENDANCE AT THE FUNERAL MUST ALSO BE FURNISHED TO THE COMPANY UPON REQUEST.

ARTICLE XVIII - MANAGEMENT RIGHTS

            THE UNION RECOGNIZED THAT ANY AND ALL RIGHTS CONCERNED WITH THE MANAGEMENT OF THE BUSINESS AND THE DIRECTION OF THE WORKING FORCES ARE EXCLUSIVELY THAT OF THE COMPANY EXCEPT WHERE EXPRESSLY AND SPECIFICALLY MODIFIED, LIMITED AND RESTRICTED BY THE PROVISIONS OF THIS AGREEMENT. SUCH FUNCTIONS INCLUDE, BUT ARE NOT LIMITED TO, THE RIGHT TO SELECT AND HIRE, TO ASSIGN WORK AND EMPLOYEES, TO TRANSFER FROM JOB TO JOB, TO PROMOTE TO A BETTER POSITION, TO SUSPEND, DEMOTE, DISCIPLINE, OR DISCHARGE FOR CAUSE, TO ESTABLISH AND MAINTAIN RULES GOVERNING EMPLOYEES' CONDUCT, WORK AND APPEARANCE, TO DETERMINE THE NUMBER OR COMPLEMENT OF EMPLOYEES REQUIRED IN ANY FUNCTION OR ON ANY JOB, TO RELIEVE EMPLOYEES FROM DUTY BECAUSE OF LACK OF WORK OR OTHER REASONS, THE RIGHT TO SET WORK SCHEDULES AND STARTING TIMES OR TO CHANGE SCHEDULES AND STARTING TIMES ALREADY SET, THE RIGHT TO STUDY, DETERMINE, AND REGULATE THE METHODS, QUANTITY AND QUALITY OF WORK, THE RIGHT TO ESTABLISH INCENTIVE PAY PLANS, THE RIGHT TO REQUIRE AND ASSIGN OVERTIME, THE RIGHT TO DETERMINE THE LEVEL OF KNOWLEDGE AND THE AMOUNT AND TYPE OF EDUCATION REQUIRED AS A CONDITION OF EMPLOYMENT OR CONTINUED EMPLOYMENT, THE RIGHT TO DETERMINE THE EXTENT TO WHICH A DEPARTMENT OR OPERATION SHALL BE OPERATED, THE RIGHT TO CLOSE OR SHUT DOWN ANY PART OR ALL OF THE OPERATIONS OR TO MOVE THE SAME, THE RIGHT TO CHANGE METHODS OR PROCEDURES OR TO TRANSFER WORK TO OTHER FACILITIES OR TO USE ANY EQUIPMENT OR TO SUBCONTRACT, THE RIGHT TO INTRODUCE NEW OR IMPROVED EQUIPMENT, PRODUCTS, PROCEDURES OR FACILITIES, THE RIGHT TO DETERMINE THE METHODS AND MEANS OF DISTRIBUTION OF PRODUCTS, AND THE RIGHT TO DETERMINE ALL METHODS OF SELLING, MARKETING AND ADVERTISING PRODUCTS, INCLUDING PRICING. THE COMPANY SHALL BE FREE TO EXERCISE ITS RIGHTS TO PURCHASE AND USE ANY MATERIALS, SPECIAL SUPPLIES, PRODUCTS, EQUIPMENT OR OTHER PRODUCTS AND SERVICES WHICH IT MAY DESIRE.

ARTICLE XIX - TERMINATION OF AGREEMENT

            THIS AGREEMENT SHALL BECOME EFFECTIVE ON THE 1ST DAY OF MAY, 1996 AND SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE 30TH DAY OF APRIL, 1999, AND EACH YEAR THEREAFTER, UNLESS WRITTEN NOTICE OF TERMINATION OR DESIRED MODIFICATION IS GIVEN AT LEAST SIXTY (60) DAYS PRIOR TO ANY YEARLY EXPIRATION DATE BY EITHER OF THE PARTIES HERETO.

            SHOULD NOTICE OF TERMINATION OR DESIRED MODIFICATION BE GIVEN IN THE MANNER PROVIDED FOR ABOVE, THE PARTIES DESIRING THE SAME SHALL:

            1. OFFER TO MEET AND CONFER WITH THE OTHER PARTY FOR THE PURPOSE OF NEGOTIATING A NEW CONTRACT OR A CONTRACT CONTAINING THE PROPOSED MODIFICATIONS.

            2. NOTIFY THE FEDERAL MEDIATION AND CONCILIATION SERVICE WITHIN THIRTY (30) DAYS AFTER SUCH NOTICE OF THE EXISTENCE OF SUCH A DISPUTE, AND SIMULTANEOUSLY THEREWITH NOTIFY ANY STATE AGENCY ESTABLISHED TO MEDIATE DISPUTES WITHIN THE STATE, PROVIDED NO AGREEMENT HAS BEEN REACHED BY THAT TIME.

            3. CONTINUE IN FULL FORCE AND EFFECT WITHOUT RESORTING TO STRIKE OR LOCKOUT, ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT FOR A PERIOD OF SIXTY
(60) DAYS AFTER SUCH NOTICE IS GIVEN OR UNTIL THE EXPIRATION DATE OF THIS CONTRACT WHICHEVER OCCURS LATER.

            IN THE PROCESS OF BARGAINING IN GOOD FAITH, FOR A NEW CONTRACT OR A CONTRACT CONTAINING DESIRED MODIFICATIONS, THE PARTIES RECOGNIZE THE FACT THAT IT MAY BE NECESSARY TO CONTINUE THEIR NEGOTIATIONS AFTER THE DATE UPON WHICH THIS AGREEMENT LEGALLY TERMINATES AND IN ORDER TO PROVIDE FOR THEIR DUTIES AND OBLIGATIONS FOR THE PERIOD OF TIME BETWEEN THE TERMINATION DATE OF THIS CONTRACT AND THE DATE UPON WHICH THEY CONCLUDE A NEW CONTRACT OR ONE CONTAINING THE DESIRED MODIFICATIONS IT IS UNDERSTOOD AND AGREED AS FOLLOWS:

            1. THE PARTIES SHALL CONTINUE TO BARGAIN AND NEGOTIATE IN GOOD FAITH IN AN EFFORT TO REACH A COMPLETE AGREEMENT AND UNDERSTANDING COVERING THE TERMS AND PROVISIONS OF A NEW CONTRACT TO TAKE THE PLACE OF THIS ONE OR A CONTRACT CONTAINING THE DESIRED MODIFICATIONS, AND SUCH NEGOTIATIONS SHALL CONTINUE UNTIL EITHER A COMPLETE AGREEMENT AND UNDERSTANDING IS REACHED OR UNTIL EITHER OR BOTH PARTIES CONCLUDE THAT IT IS NOT PROBABLE THAT FURTHER NEGOTIATIONS WILL RESULT IN AN AGREEMENT.

            2. ALL OF THE TERMS AND PROVISIONS OF THIS CONTRACT SHALL BE CONTINUED IN FULL FORCE AND EFFECT AND EXTENDED FROM THE TERMINATION DATE HEREOF TO SUCH TIME AS THE PARTIES EITHER ENTER INTO A NEW AGREEMENT OR AGREEMENT CONTAINING THE DESIRED MODIFICATIONS, OR TERMINATE FURTHER NEGOTIATIONS IN THE MANNER ABOVE MENTIONED.

            3. SHOULD THE PARTIES REACH AN AGREEMENT UPON THE TERMS AND PROVISIONS OF A NEW CONTRACT OR A CONTRACT CONTAINING THE DESIRED MODIFICATIONS, AT A TIME SUBSEQUENT TO THE TERMINATION DATE OF THIS CONTRACT, THEN, IN SUCH EVENT ALL OF THE TERMS AND PROVISIONS OF THE NEW CONTRACT, OR THE CONTRACT CONTAINING THE DESIRED MODIFICATIONS, SHALL BE MADE RETROACTIVE TO THE TERMINATION OF THIS CONTRACT IF THERE IS NO STRIKE.

            THE POST OFFICE ADDRESS OF ADAM WHOLESALERS, INC. IS 13679 RIDER TRAIL NORTH, EARTH CITY, MISSOURI, 63045.

            THE POST OFFICE ADDRESS OF THE UNION 15 5730 ELIZABETH AVENUE, ST. LOUIS, MISSOURI 63110.

            IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SIGNED AND EXECUTED THIS AND SEVERAL OTHER COPIES HERETO, THE DAY AND YEAR FIRST ABOVE WRITTEN.


ADAM WHOLESALERS, INC.                  CONSTRUCTION, BUILDING MATERIAL,
                                        ICE AND COAL, LAUNDRY AND DRY
BY /s/ George E. Henderson              CLEANING, MEAT AND FOOD PRODUCTS
  ---------------------------------     DRIVERS, HELPERS, WAREHOUSEMEN,
                                        YARDMEN, SALESMEN AND ALLIED
                                        WORKERS, LOCAL UNION NO. 682,
                                        AFFILIATED WITH THE INTERNATIONAL
                                        BROTHERHOOD OF TEAMSTERS

                                        BY /s/ William A. Ferris
                                          --------------------------------------
                                           PRESIDENT

                             MEMORANDUM OF AGREEMENT


This memorandum of agreement is entered into this 13th day May, 1999 between Teamsters Local No. 682, St. Louis, Missouri (the "Union") and Morgan Products Ltd.(the "Company").

WHEREAS, the Union and the Company have bargained in good faith over the terms of a successor agreement to the agreement between the parties, which expired by its terms at 11:59 p.m. on April 30, 1999; and

WHEREAS, the parties have had the opportunity to bargain over all aspects of the terms and conditions of employment concerning the members of the bargaining unit represented by Union;

It is hereby agreed between the parties as follows:

The current agreement between the parties shall be extended for one year, effective May 1, 1999 and expiring at 11:59 p.m. on April 30, 2000, and will be unchanged except as specifically set forth below:

1. The Date of the preamble is amended to read "This agreement, dated the 1st Day of May, 1999, by and between Morgan Products, Ltd., or its successors, located in St. Louis, Missouri".

2. Article III, Section 3 is amended to read as follows: Employees who shall report for work not having been notified on the preceding day or prior thereto not to report, shall receive at least eight (8) hours work or pay therefor at the regular hourly rate, except for Acts of God or other circumstances beyond the control of management.

3.       Amend Article VI, section to correct typographical error: "within five
         (5) working days" to read "within five (5) working days.

4. The Wages Rates in Article XIII will be retroactive back to May 1, 1999 and shall be increased as follows:

         A. For employees hired on or before April 30, 1984, they shall receive the following wages:


                                      5/1/99
        Truck Driver                 $16.185
        Loaders                      $16.10
        Laborers                     $15.81


         B. For employees hired after April 30, 1984, they shall receive the following wages:


                                     5/1/99
        Truck Drivers                $12.43
        Loaders                      $12.35
        Laborers                     $12.06



5. Additionally, each employee in the bargaining unit shall receive a net one time payment of $100 no later than the second payroll period following the ratification of the agreement.

6. Article XVII - Funeral Leave is amended to read as follows: "In case of death of an employee's mother, father, brother, sister, husband, wife, child, grandchild, mother-in-law or father-in-law, the company will grant to said employee who had one year or more of service with the company, a leave of absence with pay from day of death until and including day of the funeral, not to exceed three (3) calendar days. In case of death of employee's grandmother, grandfather, spouse's grandmother, spouse's grandfather, brother-in-law or sister-in-law, the Company will grant to said employee the day of the funeral with pay. In order to be paid under this provision, proof of death and attendance at the funeral must also be furnished to the company upon request."

7.       Article XIX - termination of Agreement is amended to read as follows:
         "This agreement shall become effective on the 1st day of May, 1999 and shall remain in full force and effect until the 30th day of April, 2000, and each year thereafter, unless written notice of termination or desired modification is given at least sixty (60) days prior to any yearly expiration date by either of the parties hereto."

This Memorandum of Agreement is subject to ratification by the membership, approval by the President of the Union, and approval by the Company's Board of Directors. The Bargaining Committee of the Union hereby agrees to recommend and to support ratification of this agreement by the members.


/s/ R.J. "Duck" Wurst V.P.                  /s/ Darrell Olson
------------------------------              -----------------------------
R.J. "Duck" Wurst                           Darrell Olson


/s/ Tom Welby                               /s/ Michael VanDervort
------------------------------              -----------------------------
Tom Welby                                   Michael VanDervort


/s/ Jim Langley                             /s/ Greg Pritchett
------------------------------              -----------------------------
Jim Langley                                 Greg Pritchett


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